UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 13, 2005

Sharper Image Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-15827	94-2493558
(Commission File Number)	(IRS Employer Identification No.)

650 Davis Street, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 445-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 13, 2005, Sharper Image Corporation (the “Company”) announced the voluntary dismissal of the stockholder class action lawsuits filed in mid-April 2005. A copy of the press release announcing the dismissal is attached as an exhibit to this current report on Form 8-K and is incorporated by reference herein.

As disclosed in the Company’s first quarter report on Form 10-Q, purported stockholder class action lawsuits were commenced on and after April 18, 2005 in the United States District Court for the Northern District of California on behalf of purchasers of the Company’s common stock during the period of February 5, 2004 and August 4, 2004. Although a number of lawsuits were announced, only two lawsuits were filed. The first of these lawsuits was voluntarily dismissed on June 20, 2005 and the second was voluntarily dismissed on July 11, 2005.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit No.	Description
	99.1	Press release announcing the voluntary dismissal of class action lawsuits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPER IMAGE CORPORATION

Date: July 14, 2005	By:	/s/ Tracy Wan
	Name:	Tracy Wan
	Title:	President and Chief Operating Officer